Exhibit 8

New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

June 28, 2011

Ally Financial Inc.

200 Renaissance Center

Detroit, Michigan 48265

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Ally Financial Inc, a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-1 (Registration No. 333-173198) (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the public offering by the United States Department of the Treasury of tangible equity units (the “Units”) of the Company.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement;

(b)	the Prospectus; and

(c)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Our opinion is conditioned upon the initial and continuing accuracy of the documents, certificates and records referred to above. We have also assumed that the transactions related to the offering of the Units will be consummated in the manner contemplated by the Registration Statement and the Prospectus.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents, and that such documents constitute, or will constitute, valid and binding obligations of each party.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records or assumptions on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein and in the discussion set forth in the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” in our opinion, that discussion, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Units, the components thereof, and the shares of Company common stock acquired under a purchase contract.

Except as set forth above, we express no other opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the ownership and disposition of the Units or of any transaction related thereto. These opinions are expressed as of the date of effectiveness of the Registration Statement, and we are under no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to that date or the impact of any information, document, certificate, record or assumption relied upon herein that becomes incorrect or untrue. We hereby consent to the use of our name under the caption “Validity of the Tangible Equity Units” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP